Exhibit 10.12

HUDSON VALLEY HOLDING CORP.

2010 OMNIBUS INCENTIVE PLAN

(Approved by Shareholders May 27, 2010)

HUDSON VALLEY HOLDING CORP.

2010 OMNIBUS INCENTIVE PLAN

(Adopted by Board of Directors April 15, 2010)

(Approved by Shareholders May 27, 2010)

(As amended by Board of Directors February 28, 2012)

1.	Purpose. The purpose of the Plan is to provide additional incentive to those officers and key employees of the Company and its Subsidiaries whose substantial contributions are essential to the continued growth and success of the Company’s business in order to strengthen their commitment to the Company and its Subsidiaries, to motivate such officers and employees to faithfully and diligently perform their assigned responsibilities and to attract and retain competent and dedicated individuals whose efforts will result in the long-term growth and profitability of the Company. An additional purpose of the Plan is to provide additional incentive for directors of the Company and its Subsidiaries as well as individuals who are consultants or advisors to the Company or its Subsidiaries. To accomplish such purposes, the Plan provides that the Company may grant Incentive Stock Options, Nonqualified Stock Options, Restricted Stock Awards, Restricted Stock Units, Stock Appreciation Rights, Performance Awards and other Awards.

2.	Definitions. For purposes of this Plan:

(a) “Agreement” means the written agreement between the Company and an Optionee or Grantee evidencing the grant of an Option or Award and setting forth the terms and conditions thereof.

(b) “Award” means a grant of Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Awards or other types of Awards, or a combination thereof.

(c) “Bank” means Hudson Valley Bank, N.A., a Subsidiary.

(d) “Board” means the Board of Directors of the Company.

(e) “Cause” means (i) the willful failure by an Optionee or Grantee to substantially perform his duties with the Company or with any Subsidiary (but, for purposes of this Plan only, with the opportunity to cure such behavior, if practicable), or (ii) Optionee or Grantee’s conviction (or similar plea) for any criminal act, except that no misdemeanor (or similar level act) will constitute Cause unless it shall have involved misappropriate use of funds or property, fraud, moral turpitude, or similar activities. Whether Cause exists (for purposes of this Plan only), shall be determined in the sole and absolute discretion of the Committee.

(f) “Change in Capitalization” means any increase, reduction, change or exchange of Shares for a different number or kind of shares or other securities of the Company by reason of a reclassification, recapitalization, merger, consolidation, reorganization, issuance of warrants or rights, stock dividend, stock split or reverse stock split, combination or exchange of shares, repurchase of shares, change in corporate structure or otherwise.

(g) “Change in Control” means any of the following events: (i) when the Company or a Subsidiary acquires actual knowledge that any person (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act), other than an affiliate of the Company or a Subsidiary or an employee benefit plan established or maintained by the Company, a Subsidiary or any of their respective affiliates, is or becomes the beneficial owner (as defined in Rule 13d-3 of the Exchange Act) directly or indirectly, of securities of the Company representing more than twenty-five percent (25%) of the combined voting power of the Company’s then outstanding securities (a “Control Person”), (ii) upon the first purchase of the Company’s common stock pursuant to a tender or exchange offer (other than a tender or exchange offer made by the Company, a Subsidiary or an employee benefit plan established or maintained by the Company, a Subsidiary or any of their respective affiliates), (iii) the consummation of (A) a transaction, other than a Non-Control Transaction, pursuant to which the Company is merged with or into, or is consolidated with, or becomes the subsidiary of another corporation, (B) a sale or disposition of all or substantially all of the Company’s assets or (C) a plan of liquidation or dissolution of the Company, (iv) if during any period of two (2) consecutive years, individuals (the “Continuing Directors”) who at the beginning of such period constitute the Board cease for any reason to constitute at least 60% thereof or, following a Non-Control Transaction, 60% of the board of directors of the Surviving Corporation; provided that any individual whose election or nomination for election as a member of the Board (or, following a Non-Control Transaction, the board of directors of the Surviving Corporation) was approved by a vote of at least two-thirds of the Continuing Directors then in office shall be considered a Continuing Director, or (v) upon a sale of (A) common stock of the Bank if after such sale any person (as such term is used in Section 13(d) and 14(d)(2) of the Exchange Act) other than the Company, an employee benefit plan established or maintained by the Company or a Subsidiary, or an affiliate of the Company or a Subsidiary, owns a majority of the Bank’s common stock or (B) all or substantially all of the Bank’s assets (other than in the ordinary course of business). No person shall be considered a Control Person for purposes of clause (i) above if (A) such person is or becomes the beneficial owner, directly or indirectly, of more than ten percent (10%) but less than twenty-five percent (25%) of the combined voting power of the Company’s then outstanding securities if the acquisition of all voting securities in excess of ten percent (10%) was approved in advance by a majority of the Continuing Directors then in office or (B) such person acquires in excess of ten percent (10%) of the combined voting power of the Company’s then outstanding voting securities in violation of law and by order of a court of competent jurisdiction, settlement or otherwise, disposes or is required to dispose of all securities acquired in violation of law. For purposes of this paragraph: (I) the Company will be deemed to have become a subsidiary of another corporation if any other corporation (which term shall include, in addition to a corporation, a limited liability company, partnership, trust, or other organization) owns, directly or indirectly, 50 percent or more of the total combined outstanding voting power of all classes of stock of the Company or any successor to the Company; (II) “Non-Control Transaction” means a transaction in which the Company is merged with or into, or is consolidated with, or becomes the subsidiary of another corporation pursuant to a definitive agreement providing that at least 60% of the directors of the Surviving Corporation immediately after the transaction are persons who were directors of the Company on the day before the first public announcement relating to the transaction; (III) the “Surviving Corporation” in a transaction in which the Company becomes the subsidiary of another corporation is the ultimate parent entity of the Company or the Company’s successor; and (IV) the “Surviving Corporation” in any other transaction pursuant to which the Company is merged with or into another corporation is the surviving or resulting corporation in the merger or consolidation. Notwithstanding anything else herein to the contrary, no event (or series of events) that constitutes a Change in Control under the above definition, but which does not also satisfy the definition of change in ownership or effective control, or ownership of a substantial portion of the assets of the Company, determined under Section 409A(a)(2)((A)(v) of the Code, shall cause the acceleration of any payment under the Plan, unless such payment is exempt from the payment restrictions under Section 409A (with such exempt payments including, but not limited to, Options and Restricted Stock); in such event, however, the payment that is not permitted to be accelerated may still be permitted to vest as a result of the Change in Control, but the payment date will remain as originally scheduled.

(h) “Code” means the Internal Revenue Code of 1986, as amended.

(i) “Committee” means a committee consisting solely of two (2) or more directors who are Non-Employee Directors (as defined in Rule 16b-3 of the Exchange Act as it may be amended from time to time) of the Company and outside directors as defined pursuant to Section 162(m) of the Code (as it may be amended from time to time) appointed by the Board to administer the Plan and to perform the functions set forth herein. Directors appointed by the Board to the Committee shall have the authority to act notwithstanding the failure to be so qualified.

(j) “Company” means Hudson Valley Holding Corp., a New York corporation.

(k) “Eligible Employee” means any officer or other key employee of the Company or a Subsidiary designated by the Committee as eligible to receive Options or Awards, subject to the conditions set forth herein. Also included within the definition of Eligible Employee are members of the board of directors of the Company or any Subsidiary, as well as individuals who are consultants or advisors to the Company or a Subsidiary who are designated by the Committee as eligible to receive Options or Awards, subject to the conditions set forth herein.

(l) “Escrow Agent” means the escrow agent under the Escrow Agreement, designated by the Committee.

(m) “Escrow Agreement” means an agreement between the Company, the Escrow Agent and a Grantee, in the form specified by the Committee, under which shares of Restricted Stock awarded pursuant hereto shall be held by the Escrow Agent until either (a) the restrictions relating to such Shares expire and the Shares are delivered to the Grantee or (b) the Company reacquires the Shares pursuant hereto and the Shares are delivered to the Company.

(n) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(o) “Fair Market Value” means the fair market value of the Shares as determined by the Committee in its sole discretion; provided, however, that (A) if the Shares are admitted to quotation on the New York Stock Exchange (“NYSE”) or other comparable quotation system and have been designated as a National Market System (“NMS”) security, Fair Market Value on any date shall be the last sale price reported for the Shares on such system for the preceding trading day, or on the last day preceding such date on which a sale was reported, (B) if the Shares are admitted to quotation on NYSE and have not been designated a NMS security, Fair Market Value on any date shall be the average of the highest bid and lowest asked prices of the Shares on such system on such date, or (C) if the Shares are admitted to trading on a national securities exchange, Fair Market Value on any date shall be the last sale price reported for the Shares on such exchange on such date or on the last date preceding such date on which a sale was reported. In all instances, Fair Market Value shall be determined in accord with Section 409A of the Code.

(p) “Grantee” means a person to whom an Award has been granted under the Plan.

(q) “Incentive Stock Option” means an Option within the meaning of Section 422 of the Code.

(r) “Nonqualified Stock Option” means an Option which is not an Incentive Stock Option.

(s) “Option” means an Incentive Stock Option, a Nonqualified Stock Option, or either or both of them.

(t) “Optionee” means a person to whom an Option has been granted under the Plan.

(u) “Parent” means any corporation in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock of one of the other corporations in such chain.

(v) “Plan” means the Hudson Valley Holding Corp. 2010 Omnibus Incentive Plan as set forth in this instrument and as it may be amended from time to time.

(w) “Restricted Stock” means Shares issued or transferred to an Eligible Employee which are subject to restrictions as provided in Section 8 hereof.

(x) “Performance Awards” shall have the meaning set forth in Section 10 hereof.

(y) “Restricted Stock Unit” shall have the meaning set forth in Section 9 hereof.

(z) “Retirement” means the retirement from active employment or service of an employee, officer, or member of the board of directors of the Company or a Subsidiary, but only if such person then meets the requirements contained in clause (i), (ii) or (iii) below (unless otherwise provided in an applicable Agreement, or unless otherwise determined by the Committee):

(i) the person has a minimum combined total of years of service and age equal to eighty (80); he is age sixty-two (62) or older; and he provides three (3) months prior written notice to the Company of the retirement; or

(ii) the person has a minimum of five (5) years of service; he is age sixty-five (65) or older and he provides three (3) months prior written notice to the Company of the retirement; or

(iii) the person satisfies the conditions for retirement under a retirement plan of the Company or a Subsidiary (which need not be a tax qualified plan) in which such person was a participant immediately before retirement.

“Years of service” will mean only employment by the Company or a Subsidiary, and will not include employment by any company or entity acquired by the Company or a Subsidiary for the period prior to its acquisition by the Company (unless otherwise determined by the Committee). An employee or officer who retires but fails to meet such requirements shall not be deemed to be within the definition of “Retirement” for any purpose under this Plan or any Award granted thereunder; provided, however, after a Change in Control transaction, no prior notice of a Retirement shall be required for purposes of this Plan only and any Optionee (as defined in the Plan) who meets all of the other conditions contained in clause (i), (ii) or (iii), but is terminated without Cause, shall be deemed to meet all the conditions for Retirement for purposes of the Plan only and shall be deemed to have terminated employment due to Retirement for purposes of this Plan only. Consultants and advisors shall not qualify for Retirement.

(aa) “Shares” means the common stock of the Company (including any new, additional or different stock or securities resulting from a Change in Capitalization).

(ab) “Stock Appreciation Right” means a right to receive all or some portion of the increase in the value of Shares as provided in Section 7 hereof.

(ac) “Subsidiary” means any corporation in an unbroken chain of corporations, beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

(ad) “Successor Corporation” means a corporation, or a parent or subsidiary thereof, which issues or assumes a stock option in a transaction to which Section 424(a) of the Code applies.

(ae) “Ten-Percent Shareholder” means an eligible Employee, who, at the time an Incentive Stock Option is to be granted to him, owns (within the meaning of Section 422(b)(6) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, a Parent or a Subsidiary within the meaning of Section 422(b)(6) of the Code.

3.	Administration.

(a) The Plan shall be administered by the Committee which shall hold meetings at such times as may be necessary for the proper administration of the Plan. The Committee shall keep minutes of its meetings. A majority of the Committee shall constitute a quorum and a majority of a quorum may authorize any action. Each member of the Committee shall be a Non-Employee Director (as defined in Rule 16b-3 of the Exchange Act as it may be amended from time to time) and an outside director as defined pursuant to Section 162(m) of the Code as it may be amended from time to time. No failure to be so qualified shall invalidate any Option or Award or any action or inaction under the Plan. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, the Options or the Awards, and all members of the Committee shall be fully indemnified by the Company with respect to any such action, determination or interpretation.

Subject to the express terms and conditions set forth herein, the Committee shall have the power from time to time:

(1) to determine those Eligible Employees to whom Options shall be granted under the Plan and the number of Incentive Stock Options and/or Nonqualified Options to be granted to each Eligible Employee and to prescribe the terms and conditions (which need not be identical) of each Option, including the purchase price per share of each Option (which shall in no event be less than Fair Market Value);

(2) to select those Eligible Employees to whom Awards shall be granted under the Plan and to determine the size of such Awards to be granted, the terms and conditions of each Award, including the restrictions or performance criteria relating to such shares or rights, the purchase price per share, if any, of Restricted Stock and whether Stock Appreciation Rights will be granted alone or in conjunction with an Option;

(3) to construe and interpret the Plan and the Options and Awards granted thereunder and to establish, amend and revoke rules and regulations for the administration of the Plan, including, but not limited to, correcting any defect or supplying any omission, or reconciling any inconsistency in the Plan or in any Agreement, in the manner and to the extent it shall deem necessary or advisable to make the Plan fully effective, and all decisions and determinations by the Committee in the exercise of this power shall be final and binding upon the Company or a Subsidiary, the Optionees and the Grantees, as the case may be;

(4) to determine the duration and purposes for leaves of absence which may be granted to an Optionee or Grantee without constituting a termination of employment or service for purposes of the Plan; and

(5) generally, to exercise such powers and to perform such acts as are deemed necessary or advisable to promote the best interests of the Company with respect to the Plan.

4.	Stock Subject to Plan.

(a) The maximum number of Shares that may be issued or transferred pursuant to all Options and Awards under this Plan is 1,331,000 shares (which reflects the original number of shares authorized for issuance under this plan as adjusted for 10% stock dividends declared and paid in 2010 and 2011) of which not more than 1,331,000 shares (reflective of adjustment for dividends as described above) may be issued or transferred pursuant to Options and/or Awards to any one Eligible Employee. Subject to the foregoing aggregate limitations, the maximum number of Shares (i) that may be issued or transferred pursuant to Options or Awards for Incentive Stock Options, Non-Qualified Stock Options and Stock Appreciation Rights shall be 1,331,000 shares (reflective of adjustment for dividends as described above) and (ii) that may be issued or transferred pursuant to Awards of Restricted Stock shall be 1,331,000 shares (reflective of adjustment for dividends as described above). In each case, upon a Change in Capitalization after the adoption of this Plan by the Board, the Shares shall be adjusted to the number and kind of Shares of stock or other securities existing after such Change in Capitalization.

(b) Whenever any outstanding Option or portion thereof expires, is cancelled or is otherwise terminated (other than by exercise of the Option or any related Stock Appreciation Right), the Shares allocable to the unexercised portion of such Option may again be the subject of Options and Awards hereunder.

(c) Whenever any Shares subject to an Award or Option are forfeited for any reason pursuant to the terms of the Plan, such Shares may again be the subject of Options and Awards hereunder.

5.	Eligibility. Subject to the provisions of the Plan, the Committee shall have full and final authority to select those Eligible Employees who will receive Options and/or Awards but no person shall receive any Options that are Incentive Stock Options unless he is an employee of the Company or a Subsidiary at the time the Option is granted.

6.	Stock Options. The Committee may grant Options in accordance with the Plan, the terms and conditions of which shall be set forth in an Agreement. Each Option and Option Agreement shall be subject to the following conditions:

(a) Purchase Price. The purchase price or the manner in which the purchase price is to be determined for Shares under each Option shall be set forth in the Agreement, provided that the purchase price per Share under each Incentive Stock Option shall not be less than 100% of the Fair Market Value of a Share at the time the Option is granted (110% in the case of an Incentive Stock Option granted to a Ten-Percent Shareholder) and under each Nonqualified Stock Option shall not be less than 100% of the Fair Market Value of a Share at the time the Option is granted.

(b) Duration. Options granted hereunder shall be for such term as the Committee shall determine, provided that (i) no Incentive Stock Option shall be exercisable after the expiration of ten (10) years from the date it is granted (five (5) years in the case of an Incentive Stock Option granted to a Ten-Percent Shareholder) and (ii) no Nonqualified Stock Option shall be exercisable after the expiration of ten (10) years and one (1) day from the date it is granted. The Committee may, subsequent to the granting of any Option, extend the term thereof but in no event shall the term as so extended exceed the maximum term provided for in the preceding sentence. Any such extension shall only be made in accordance with Section 409A of the Code.

(c) Non-Transferability. No Option granted hereunder shall be transferable by the Optionee to whom granted otherwise than by will or the laws of descent and distribution, and an Option may be exercised during the lifetime of such Optionee only by the Optionee or his guardian or legal representative. The terms of such Option shall be binding upon the beneficiaries, executors, administrators, heirs and successors of the Optionee.

(d) Stock Options; Vesting. Subject to Section 6(h) hereof, each Option shall be exercisable in such installments (which need not be equal) and at such times as may be designated by the Committee and set forth in the Option Agreement. Unless otherwise provided in the Agreement, to the extent not exercised, installments shall accumulate and be exercisable, in whole or in part, at any time after becoming exercisable, but not later than the date the Option expires. Upon the death or Retirement of an Optionee, all Options shall become immediately exercisable. Notwithstanding the foregoing, the Committee may accelerate the exercisability of any Option or portion thereof at any time.

(e) Method of Exercise. The exercise of an Option shall be made only by a written notice delivered in person or by mail (including electronic mail) to the Secretary of the Company at the Company’s principal executive office, specifying the number of Shares to be purchased and accompanied by payment therefore, as well as for any required tax withholding, and otherwise in accordance with the Agreement pursuant to which the Option was granted. The purchase price and required tax withholding for any shares purchased pursuant to the exercise of an Option shall be paid in full upon such exercise (i) in cash, (ii) by check, (iii) at the discretion of the Committee, by transferring Shares having a Fair Market Value on the day preceding the date of exercise of such option equal to the aggregate purchase price for the Shares being purchased to the Company and satisfying such other terms and conditions as may be imposed by the Committee; provided that such Shares have been held by the Optionee for no less than six months (or such other period as established from time to time by the Committee or generally accepted accounting principles), (iv) at the discretion of the Committee, subject to such other terms and conditions as may be imposed by the Committee, by having Shares that would otherwise have been delivered to the Optionee upon exercise of an Option withheld by the Company, or (v) such other method as approved by the Committee at the discretion of the Committee. If requested by the Committee, the Optionee shall deliver the Agreement evidencing the Option and the Agreement evidencing any related Stock Appreciation Right to the Secretary of the Company who shall endorse thereon a notation of such exercise and return such Agreement to the Optionee. Not less than 100 Shares may be purchased at any time upon the exercise of an Option unless the number of Shares so purchased constitutes the total number of Shares then purchasable under the Option.

(f) Rights of Optionees. No Optionee shall be deemed for any purpose to be the owner of any Shares subject to any Option unless and until (i) the Option shall have been exercised pursuant to the terms thereof, (ii) the Company shall have issued and delivered the Shares to the Optionee, and (iii) the Optionee’s name shall have been entered as a shareholder of record on the books of the Company. Thereupon, the Optionee shall have full voting, dividend and other ownership rights with respect to such Shares.

(g) Termination of Employment. In the event that an Optionee ceases to be employed by the Company or any Subsidiary, any outstanding Options held by such Optionee shall, unless the Option Agreement evidencing such Option provides otherwise, terminate as follows:

(i) If the Optionee’s termination of employment is due to his death the Option shall be exercisable for a period of one (1) year following such termination of employment, and shall thereafter terminate; provided, however , that the Company shall have given written notice to the Optionee’s designated beneficiary for the Plan as permitted under Section 20(c) or, if there is no designated beneficiary for the Plan, then to the Optionee’s designated beneficiaries under the Company’s group term life insurance plan, within the six (6) months following the Optionee’s termination of employment. If the Company’s notice is given more than six (6) months after the date of the Optionee’s termination of employment, the Option shall be exercisable for six (6) months from the date of such notice, and shall thereafter terminate; provided, however , that in no event shall the Option be exercisable beyond two (2) years following the Optionee’s termination of employment. If no notice is given by the Company, the Option shall be exercisable for a period of two (2) years following such termination of employment, and shall thereafter terminate. The written notice to be given under this paragraph may be given by regular mail and shall identify the option including the number of Shares subject to the option, the current exercise price and remaining exercise period and such other appropriate information as the Company may determine, provided that any defect in the notice shall not affect the validity of the notice;

(ii) If the Optionee’s termination of employment is by the Company or a Subsidiary for Cause, the Option shall terminate on the date of the Optionee’s termination of employment;

(iii) If the termination of employment is due to the Optionee’s Retirement, the Option shall be exercisable for the remaining term of the Option and thereafter shall be unaffected by the death of the Optionee. (An Optionee who exercises his or her Options more than 90 days after the termination of employment due to Retirement shall acknowledge that the Options so exercised will not be Incentive Stock Options.); and

(iv) If the Optionee’s termination of employment is for any other reason (including an Optionee’s ceasing to be employed by a Subsidiary as a result of the sale of such Subsidiary or an interest in such Subsidiary), and also including the voluntary resignation of the Optionee (at a time when Cause does not exist), the Option (to the extent exercisable at the time of the Optionee’s termination of employment) shall be exercisable for a period of ninety (90) days following such termination of employment, and shall thereafter terminate.

Notwithstanding the foregoing, the Committee may provide, either at the time an Option is granted or thereafter, that the Option may be exercised after the periods provided for in this Section 6(g), but in no event beyond the term of the Option. To the extent that the exercise period is extended by the Committee after the Option is granted, such extension may only be made in accordance with Section 409A of the Code. In addition, nothing above shall serve to extend the maximum term of an Option.

(h) Effect of Change in Control. In the event of a Change in Control, all Options outstanding on the date of such Change in Control shall become immediately and fully exercisable.

(i) Substitution and Modification. Subject to the terms of the Plan, the Committee may modify outstanding Options or accept the surrender of outstanding Options (to the extent not exercised) and grant new Options in substitution for them. Notwithstanding the foregoing, no modification of an Option shall alter or impair any rights or obligations under the Option without the Optionee’s consent, except as provided for in this Plan or the Agreement. In addition, notwithstanding the foregoing, no amendment or modification of an Option shall cause an Option issued under the Plan to be repriced or to lower the exercise price of a previously granted Option.

7.	Stock Appreciation Rights. The Committee may, in its discretion, either alone or in connection with the grant of an Option, grant Stock Appreciation Rights in accordance with the Plan, the terms and conditions of which shall be set forth in an Agreement. If granted in relation to an Option, a Stock Appreciation Right shall cover the same shares covered by the Option (or such lesser number of shares as the Committee may determine) and shall, except as provided in this Section 7, be subject to the same terms and conditions as the related Option.

(a) Time of Grant. A Stock Appreciation Right may be granted:

(i) at any time if unrelated to an Option; or

(ii) if related to an Option, either at the time of grant, or at any time thereafter during the term of the Option.

(b) Stock Appreciation Rights Related to an Option.

(i) Payment. A Stock Appreciation Right granted in relation to an Option shall entitle the holder thereof, upon exercise of the Stock Appreciation Right or any portion thereof, to receive payment of an amount computed pursuant to Section 7(b)(iii).

(ii) Exercise. Subject to Section 7(f), a Stock Appreciation Right granted in relation to an Option shall be exercisable at such time or times and only to the extent that the related Option is exercisable, and will not be transferable except to the extent the related Option may be transferable. A Stock Appreciation Right granted in relation to an Incentive Stock Option shall be exercisable only if the Fair Market Value of a Share on the date of exercise exceeds the purchase price specified in the related Incentive Stock Option.

(iii) Amount Payable. Except as otherwise provided in Section 7(g), upon the exercise of a Stock Appreciation Right related to an Option, the Grantee shall be entitled to receive an amount determined by multiplying (A) the excess of the Fair Market Value of a Share on the date of exercise of such Stock Appreciation Right over the per Share purchase price under the related Option, by (B) the number of Shares as to which such Stock Appreciation Right is being exercised. Notwithstanding the foregoing, the Committee may limit in any manner the amount payable with respect to any Stock Appreciation Right by including such a limit in the Agreement evidencing the Stock Appreciation Right at the time it is granted.

(iv) Treatment of Related Options and Stock Appreciation Rights Upon Exercise. Except as provided in Section 7(b)(v), (A) upon the exercise of a Stock Appreciation Right granted in relation to an Option, the Option shall be cancelled to the extent of the number of Shares as to which the Stock Appreciation Right is exercised and (B) upon the exercise of an Option granted in relation to a Stock Appreciation Right, the Stock Appreciation Right shall be cancelled to the extent of the number of Shares as to which the Option is exercised.

(v) Simultaneous Exercise of Stock Appreciation Right and Option. The Committee may provide, either at the time a Stock Appreciation Right is granted in relation to a Nonqualified Stock Option or thereafter during the term of the Stock Appreciation Right, that, subject to Section 7(f), upon exercise of such Option, the Stock Appreciation Right shall automatically be deemed to be exercised to the extent of the number of Shares as to which the Option is exercised. In such event, the Grantee shall be entitled to receive the amount described in Section 7(b)(iii) hereof (or some percentage of such amount if so provided in the Agreement evidencing the Stock Appreciation Right), in addition to the Shares acquired pursuant to the exercise of the Option. If a Stock Appreciation Right Agreement contains an automatic exercise provision described in this Section 7(b)(v) and the Option or any portion thereof to which it relates is exercised within six (6) months from the date the Stock Appreciation Right is granted, such automatic exercise provision shall not be effective with respect to that exercise of the Option. The inclusion in an Agreement evidencing a Stock Appreciation Right of a provision described in this Section 7(b)(v) may be in addition to and not in lieu of the right to exercise the Stock Appreciation Right as otherwise provided herein and in the Agreement.

(c) Stock Appreciation Rights Unrelated to an Option. The Committee may grant to Eligible Employees Stock Appreciation Rights unrelated to Options. Stock Appreciation Rights unrelated to Options shall contain such terms and conditions as to exercisability, vesting and duration as the Committee shall determine, but in no event shall they have a term of greater than ten (10) years. Upon the death or Retirement of a Grantee, all Stock Appreciation Rights shall become immediately exercisable. Upon the death of a Grantee, the Stock Appreciation Rights held by that Grantee shall be exercisable for a period of one (1) year following such termination of employment, and shall thereafter terminate. Upon the Retirement of a Grantee, the Stock Appreciation Rights held by that Grantee shall be exercisable for a period of ninety (90) days following such termination of employment, and shall thereafter terminate. The amount payable upon exercise of such Stock Appreciation Rights shall be determined in accordance with Section 7(b)(iii), except that “Fair Market Value of a Share on the date of the grant of the Stock Appreciation Right” shall be substituted for “purchase price under the related Option.”

(d) Method of Exercise. Stock Appreciation Rights shall be exercised by a Grantee only by a written notice delivered in person or by mail to the Secretary of the Company at the Company’s principal executive office, specifying the number of Shares with respect to which the Stock Appreciation Right is being exercised. If requested by the Committee, the Grantee shall deliver the Agreement evidencing the Stock Appreciation Right being exercised and the Agreement evidencing any related Option to the Secretary of the Company who shall endorse thereon a notation of such exercise and return such Agreements to the Grantee.

(e) Form of Payment. Payment of the amount determined under Sections 7(b)(iii) or 7(c), may be made solely in whole Shares in a number determined at their Fair Market Value on the date of exercise of the Stock Appreciation Right or, alternatively, at the sole discretion of the Committee, solely in cash, or in a combination of cash and Shares as the Committee deems advisable. In the event that a Stock Appreciation Right is exercised within the sixty-day period following a Change in Control, any amount payable shall be solely in cash. If the Committee decides to make full payment in Shares, and the amount payable results in a fractional Share, payment for the fractional Share will be made in cash.

(f) Restrictions. No Stock Appreciation Right may be exercised before the date six (6) months after the date it is granted, except in the event that the death of the Grantee occurs before the expiration of the six-month period.

(g) Effect of Change in Control. In the event of a Change in Control, subject to Section 7(f), all Stock Appreciation Rights shall become immediately and fully exercisable.

8.	Restricted Stock. The Committee may grant Awards of Restricted Stock which shall be evidenced by an Agreement between the Company and the Grantee. Each Agreement shall contain such restrictions, terms and conditions as the Committee may require and (without limiting the generality of the foregoing) such Agreements may require that an appropriate legend be placed on Share certificates. Awards of Restricted Stock shall be subject to the following terms and provisions:

(a) Rights of Grantee.

(i) Shares of Restricted Stock granted pursuant to an Award hereunder shall be issued in the name of the Grantee as soon as reasonably practicable after the Award is granted and the purchase price, if any, is paid by the Grantee, provided that the Grantee has executed an Agreement evidencing the Award, an Escrow Agreement, appropriate blank stock powers and any other documents which the Committee, in its absolute discretion, may require as a condition to the issuance of such Shares. If a Grantee shall fail to execute the Agreement evidencing a Restricted Stock Award, an Escrow Agreement or appropriate blank stock powers or shall fail to pay the purchase price, if any, for the Restricted Stock, the Award shall be null and void. Shares issued in connection with a Restricted Stock Award, together with the stock powers, shall be deposited with the Escrow Agent. Except as restricted by the terms of the Agreement, upon the delivery of the Shares to the Escrow Agent, the Grantee shall have all of the rights of a shareholder with respect to such Shares, including the right to vote the shares and to receive, subject to Section 8(d), all dividends or other distributions paid or made with respect to the Shares.

(ii) If a Grantee receives rights or warrants with respect to any Shares which were awarded to him as Restricted Stock, such rights or warrants or any Shares or other securities he acquires by the exercise of such rights or warrants may be held, exercised, sold or otherwise disposed of by the Grantee free and clear of the restrictions and obligations provided by this Plan.

(b) Non-Transferability. Until any restrictions upon the Shares of Restricted Stock awarded to a Grantee shall have lapsed in the manner set forth in Section 8(c), such Shares shall not be sold, transferred or otherwise disposed of and shall not be pledged or otherwise hypothecated, nor shall they be delivered to the Grantee. Upon the termination of employment of the Grantee, all of such Shares with respect to which restrictions have not lapsed shall be resold by the Grantee to the Company at the same price paid by the Grantee for such Shares or shall be forfeited and automatically transferred to and reacquired by the Company at no cost to the Company if no purchase price had been paid for such Shares. The Committee may also impose such other restrictions and conditions on the Shares as it deems appropriate.

(c) Lapse of Restrictions.

(i) Restrictions upon Shares of Restricted Stock awarded hereunder shall lapse at such time or times and on such terms, conditions and satisfaction of performance criteria as the Committee may determine; provided, however, that the restrictions upon such Shares shall lapse only if the Grantee on the date of such lapse is then and has continuously been an employee (or member of board of directors, consultant or advisor) of the Company or a Subsidiary from the date the Award was granted, or unless the Committee sets a later date for the lapse of such restrictions.

(ii) In the event of a Change in Control, all restrictions upon any Shares of Restricted Stock shall lapse immediately and all such Shares shall become fully vested in the Grantee thereof.

(iii) In the event of termination of employment as a result of death or Retirement of a Grantee, all restrictions upon Shares of Restricted Stock awarded to such Grantee shall thereupon immediately lapse.

(iv) The Committee may also decide at any time in its absolute discretion and on such terms and conditions as it deems appropriate, to remove or modify the restrictions upon Shares of Restricted Stock awarded hereunder, unless the Committee sets a later date for the lapse of such restrictions or otherwise modifies the restrictions in a manner adverse to the Grantee which shall require the Grantee’s consent.

(d) Treatment of Cash Dividends. At the time of an Award of Shares of Restricted Stock, the Committee may, in its discretion, determine that the payment to the Grantee of cash dividends, or a specified portion thereof, declared or paid on Shares of Restricted Stock by the Company shall be deferred until the earlier to occur of (i) the lapsing of the restrictions imposed upon such Shares, in which case such cash dividends shall be paid over to the Grantee, or (ii) the forfeiture of such Shares under Section 8(b) hereof, in which case such cash dividends shall be forfeited to the Company, and such cash dividends shall be held by the Company for the account of the Grantee until such time. In the event of such deferral, interest shall be credited on the amount of such cash dividends held by the Company for the account of the Grantee from time to time at such rate per annum as the Committee, in its discretion, may determine. Payment of deferred cash dividends, together with interest accrued thereon as aforesaid, shall be made upon the earlier to occur of the events specified in (i) and (ii) of the immediately preceding sentence, in the manner specified therein.

(e) Delivery of Shares. When the restrictions imposed hereunder and in the Plan expire or have been cancelled with respect to one or more shares of Restricted Stock, the Company shall notify the Grantee and the Escrow Agent of same. The Escrow Agent shall then return the certificate covering the Shares of Restricted Stock to the Company and upon receipt of such certificate the Company shall deliver to the Grantee (or such Grantee’s legal representative, beneficiary or heir) a certificate for a number of Shares, without any legend or restrictions (except those required by any federal or state securities laws), equivalent to the number of Shares of Restricted Stock for which restrictions have been cancelled or have expired. A new certificate covering Shares of Restricted Stock previously awarded to the Grantee which remain restricted shall be issued to the Grantee and held by the Escrow Agent and the Agreement, as it relates to such shares, shall remain in effect. Notwithstanding the foregoing, if requested by the Grantee, the Committee, in its discretion, has the right to cancel Shares of Restricted Stock to be delivered to the Grantee having a Fair Market Value, on the day preceding the date of vesting of the Restricted Stock, equal to the aggregate required tax withholding in connection with such vesting, and to apply the value of such Shares of Restricted Stock as payment for the Grantee’s aggregate required tax withholding for the vesting of any Shares of Restricted Stock.

(f) Issuance of Uncertificated Shares. The Company may issue Shares, or other securities into which Shares may have been converted under Sections 13 or 14 hereof, in uncertificated form. If the Company issues Shares or other securities in such form, the Company or the Committee shall have the authority, without the consent of the Grantee, to take whatever actions are deemed appropriate or necessary, in the sole discretion of the Company and the Committee, to achieve with respect to uncertificated Shares or other securities, the same, or substantially similar, consequences under this Section 8, as if the Shares or other securities were certificated.

9.	Restricted Stock Unit Awards. Each Restricted Stock Unit Award shall be in such form and shall contain such terms and conditions as the Committee shall deem appropriate. The terms and conditions of a Restricted Stock Unit Award may change from time to time, and the terms and conditions of separate Restricted Stock Unit Awards need not be identical, provided, however, that each Restricted Stock Unit Award shall conform (through incorporation of the provisions hereof by reference or otherwise) to the substance of each of the following provisions:

(a) Consideration. At the time of grant of a Restricted Stock Unit Award, the Committee will determine the consideration, if any, to be paid by the Grantee upon delivery of each Share subject to the Restricted Stock Unit Award. The consideration to be paid (if any) by the Grantee for each Share subject to a Restricted Stock Unit Award may be paid in any form of legal consideration that may be acceptable to the Committee in its sole discretion and permissible under applicable law.

(b) Vesting. At the time of the grant of a Restricted Stock Unit Award, the Committee may impose such restrictions or conditions to the vesting of the Restricted Stock Unit Award as it, in its sole discretion, deems appropriate. The Committee may also provide for vesting of such Award on or after the first anniversary of the date of grant upon the achievement by the Grantee of performance goals specified by the Committee at the time of grant. The determination of whether the Grantee has achieved such performance goals shall be made by the Committee in its sole and absolute discretion. Upon the occurrence of a Change in Control, all outstanding Restricted Stock Units shall become fully vested.

(c) Payment. A Restricted Stock Unit Award may be settled by the delivery of Shares, their cash equivalent, any combination thereof or in any other form of consideration, as determined by the Committee.

(d) Additional Restrictions. At the time of the grant of a Restricted Stock Unit Award, the Committee, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the Shares (or their cash equivalent) subject to a Restricted Stock Unit Award to a time after the vesting of such Restricted Stock Unit Award.

(e) Dividend Equivalents. Dividend equivalents may be credited in respect of Shares covered by a Restricted Stock Unit Award, as determined by the Committee and contained in the Restricted Stock Unit Award. At the sole discretion of the Committee, such dividend equivalents may be converted into additional Shares covered by the Restricted Stock Unit Award in such manner as determined by the Committee. Any additional shares covered by the Restricted Stock Unit Award credited by reason of such dividend equivalents will be subject to all the terms and conditions of the underlying Restricted Stock Unit Award to which they relate, including vesting restrictions.

(f) Termination of Grantee’s Employment. Except as otherwise provided by the Committee consistent with the terms of this Plan, such portion of the Restricted Stock Unit Award that has not vested will be forfeited upon the Grantee’s termination of employment or performance of services.

(g) Compliance with Section 409A of the Code. Restricted Stock Units are intended to comply with Section 409A of the Code and provisions of the Plan and Awards shall be interpreted in a manner consistent with Section 409A.

10.	Performance Awards.

(a) Performance Awards Generally. The Committee is authorized to grant Performance Awards on the terms and conditions specified in this Section 10. Performance Awards may be denominated as a cash amount, number of Shares, or specified number of other Awards (or a combination) which may be earned upon achievement or satisfaction of performance conditions specified by the Committee. In addition, the Committee may specify that any other Award shall constitute a Performance Award by conditioning the right of a Grantee to exercise the Award or have it settled, and the timing thereof, upon achievement or satisfaction of such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce or increase the amounts payable under any Award subject to performance conditions, except as limited under Section 10(b) in the case of a Performance Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code.

(b) Performance Awards Granted to Covered Employees. If the Committee in its discretion determines that a Performance Award to be granted to a Grantee who is designated by the Committee as likely to be a “covered employee” as defined under Section 162(m) of the Code is intended to qualify as “performance-based compensation” for purposes of Section 162(m), the grant, exercise and/or settlement of such Performance Award shall be contingent upon achievement of a pre-established performance goal and other terms set forth in this Section 10(b).

(i) Performance Goal Generally. The performance goal for such Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 10(b). The performance goal shall be objective and shall otherwise meet the requirements of Section 162(m) and the regulations thereunder (including Regulation 1. 162-27 and successor regulations thereto), including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” The Committee may determine that such Performance Awards shall be granted, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Performance Awards. Performance goals may differ for Performance Awards granted to any one Grantee or to different Grantees.

(ii) Business Criteria. One or more of the following performance measures for the Company, determined on a consolidated basis, and/or for specified subsidiaries or Affiliates or other business units of the Company, shall be used by the Committee in establishing performance goals for such Performance Awards: (1) revenues or comparable sales; (2) net income; (3) earnings from operations, earnings before or after taxes, interest, depreciation, amortization, or extraordinary or other special or other items (or any combination); (4) net income, earnings from operations, earnings before or after taxes, interest, depreciation, amortization, or extraordinary or other special or other items (or any combination), any of which may be determined on a per share basis (basic or diluted); (5) return on assets (gross or net), return on investment, return on capital or return on equity (or any combination); (6) cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital, in each case before or after any special or other items; (7) economic value created; (8) gross margin, operating margin or other financial margin, in each case before or after any special or other items; (9) stock price or shareholder return (on a gross or net basis); (10) dividend payout; (11) strategic business criteria, consisting of one or more objectives or goals based on: specified market penetration; goals based on geographic expansion or reduction; goals based on cost or cost savings targets; goals based on strategic initiatives; goals based on customer satisfaction; goals based on employee satisfaction; goals based on management of personnel; goals based on business or operations efficiencies; goals based on employment practices; goals related to individual or group improvement in, or goals related to supervision or management of, operations or areas of responsibility; and goals relating to acquisitions or divestitures or integration of acquisitions. The Committee may specify that any such performance measures will be calculated before or after extraordinary or any nonrecurring, special or other income, gain, expense or other special or identified items, before or after changes in accounting principles or standards, before or after capital charges, before or after revenues, operations, earnings or losses of discontinued operations or acquisitions or other events or transactions, or before or after Awards under this Plan or other incentive compensation. The targeted level or levels of performance with respect to such business criteria may be established at such levels and in such terms as the Committee may determine, in its discretion, including in absolute terms, as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more third parties or other companies, special index or group selected for comparison.

(iii) Performance Period; Timing for Establishing Performance Goals. Achievement of performance goals in respect of such Performance Awards shall be measured over a performance period of up to one year or more than one year, as specified by the Committee. A performance goal shall be established not later than the earlier of (A) 90 days after the beginning of any performance period applicable to such Performance Award, or (B) the time 25% of such performance period has elapsed.

(iv) Performance Award Pool. The Committee may establish a Performance Award pool, which shall be an unfunded pool, for purposes of measuring performance in connection with Performance Awards. The amount of such Performance Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 10(b)(ii) during the given performance period, as specified by the Committee in accordance with Section 10(b)(iii). The Committee may specify the amount of the Performance Award pool as a percentage of any of such business criteria, a percentage thereof in excess of a threshold amount, or as another amount.

(v) Settlement of Performance Awards; Limitation on Award Amount; Other Terms. Settlement of such Performance Awards shall be in cash, Common Stock, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, increase or reduce the amount of a settlement otherwise to be made in connection with such Performance Awards, but to the extent required by Section 162(m) may not exercise discretion to increase any such amount payable to a covered employee in respect of a Performance Award subject to this Section 10(b). Any settlement which changes the form of payment from that originally specified shall be implemented in a manner such that the Performance Award and other related Awards do not, solely for that reason, fail to qualify as “performance-based compensation” for purposes of Section 162(m), if and to the extent the Award is intended to qualify under Section 162(m). The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of employment by the Grantee or other event (including a Change in Control prior to the end of a performance period or settlement of such Performance Awards). However, subject to adjustment in accordance with Section 13 concerning Changes in Capitalization, no covered employee may be granted a Performance Award under this Section 10(b) for an amount (whether payable in cash, or in Shares or other property determined at Fair Market Value at the date of payment, or any combination) greater than the following limitation: (A) if the Award is for performance over a period of one year or less, such Performance Award shall not be for an amount greater than the lesser of $1 million or ten times such person’s annual base salary in effect as of the date of the commencement of the performance period and (B) if the Award is for a performance period of more than one year, such Performance Award shall not be for an amount in excess of the amount determined under (A) above multiplied by the number of years and fractions of a year comprising the performance period.

(c) Written Determinations. Determinations by the Committee as to the establishment of performance goals, the amount potentially payable in respect of Performance Awards, the level of actual achievement of the specified performance goals relating to Performance Awards, and the amount of any final Performance Award, shall be recorded in writing in the case of Performance Awards intended to qualify under Section 162(m). Specifically, the

Committee shall certify in writing, in a manner conforming to applicable regulations under Section 162(m), prior to settlement of each such Performance Award granted to a covered employee, that the performance objective relating to the Performance Award and other material terms of the Performance Award upon which settlement of the Performance Award was conditioned have been satisfied. To the extent that the Committee wishes to grant Performance Awards in satisfaction of the Section 162(m) rules, shareholder approval will be sought and obtained with respect to the performance criteria every five (5) years.

11.	Other Awards. Other forms of Awards valued in whole or in part by reference to, or otherwise based on, Shares may be granted either alone or in addition to Awards provided for above. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Grantees to whom and the time or times at which such Other Awards will be granted, the number of Shares (or the cash equivalent thereof) to be granted pursuant to such Other Awards, and all other terms and conditions of such Other Awards.

12.	Loans.

(a) The Company shall not make or arrange any personal loans to a Grantee or Optionee who is an executive officer of the Company in connection with the purchase of Shares pursuant to an Award or in connection with the exercise of an Option. Such prohibition shall not prevent the Company or a Subsidiary from making or arranging such loans to an Optionee or Grantee who is not an executive officer of the Company (if approved by the Committee), in connection with the purchase of Shares pursuant to an Award or in connection with the exercise of an Option, subject to the following terms and conditions and such other terms and conditions, including the rate of interest, if any, as the Committee shall impose from time to time, not inconsistent with the Plan.

(b) No loan made in connection with the purchase of Shares pursuant to an Award or in connection with the exercise of an Option under the Plan shall exceed the sum of (i) the aggregate purchase price payable pursuant to the Option or Award with respect to which the loan is made, plus (ii) the amount of the reasonably estimated income taxes payable by the Optionee or Grantee with respect to the Option or Award. In no event may any such loan exceed the Fair Market Value, at the date of exercise, of any such Shares.

(c) No loan in connection with the purchase of Shares pursuant to an Award or in connection with the exercise of an Option made under the Plan shall have an initial term exceeding ten (10) years; provided, that loans under the Plan shall be renewable at the discretion of the Committee; and provided, further, that the indebtedness under each loan shall become due and payable, as the case may be, on a date no later than (i) one (1) year after termination of the Optionee’s or Grantee’s employment due to death or retirement, or (ii) the date of termination of the Optionee’s or Grantee’s employment for any reason other than death or retirement.

(d) Loans in connection with the purchase of Shares pursuant to an Award or in connection with the exercise of an Option under the Plan may be satisfied by an Optionee or Grantee, as determined by the Committee, in cash or, with the consent of the Committee, in whole or in part by the transfer to the Company of Shares whose Fair Market Value on the date of such payment is equal to the cash amount for which such Shares are transferred.

(e) A loan in connection with the purchase of Shares pursuant to an Award or in connection with the exercise of an Option under the Plan shall be secured by a pledge of Shares with a Fair Market Value on the date of pledge of not less than the principal amount of the loan. After partial repayment of a loan, pledged shares that are no longer required as security may be released to the Optionee or Grantee.

(f) Every loan in connection with the purchase of Shares pursuant to an Award or in connection with the exercise of an Option under the Plan shall meet all applicable laws, regulations and rules of the Federal Reserve Board and any other governmental agency having jurisdiction.

(g) Every loan under this Section 12 is subject to additional restrictions or limitations made applicable to the Company by virtue of any law, regulation, rule or order.

13.	Adjustment Upon Changes in Capitalization.

(a) In the event of a Change in Capitalization, the Committee shall conclusively determine the appropriate adjustments, if any, to the maximum number and class of shares of stock with respect to which Options or Awards may be granted under the Plan, the number and class of shares as to which Options or Awards have been granted under the Plan, and the purchase price therefore, if applicable.

(b) Any such adjustment in the Shares or other securities subject to outstanding Incentive Stock Options (including any adjustments in the purchase price) shall be made in such manner as not to constitute a modification as defined by Section 424(h)(3) of the Code and only to the extent otherwise permitted by Sections 422 and 424 of the Code.

(c) If, by reason of a Change in Capitalization, a Grantee of an Award shall be entitled to new, additional or different shares of stock or securities (other than rights or warrants to purchase securities), such new additional or different shares shall thereupon be subject to all of the conditions, restrictions and performance criteria which were applicable to the Shares or units pursuant to the Award prior to such Change in Capitalization.

14.	Effect of Certain Transactions. In the event of (i) the liquidation or dissolution of the Company, (ii) a merger or consolidation in which the Company is not the surviving corporation or (iii) the sale or disposition of all or substantially all of the Company’s assets, provision shall be made in connection with such transaction for the assumption of the Plan and the Options or Awards theretofore granted under the Plan, or the substitution for such Options or Awards of new options or awards of the Successor Corporation, with appropriate adjustment as to the number and kind of shares and the purchase price for shares thereunder. Notwithstanding the foregoing, any other provision in this Plan or in an Option or Award Agreement, in the event of a transaction listed above or a Change in Control, the Committee, with the approval of the Board, shall have the right and authority to cancel and terminate all outstanding Options and Awards by paying each holder of an Option or Award in cash the difference between the exercise price, if any, and the Fair Market Value of the Shares underlying the Option or Award on the date of the consummation of the transaction or Change in Control. If the Committee elects to exercise its authority hereunder it shall provide each holder of an Option with the right to exercise the option (regardless of any vesting period) immediately prior to the transaction or Change in Control and shall provide each holder of an Award the right to fully vest that Award immediately prior to the transaction or Change in Control. A decision to exercise its right and authority, the manner of exercising its right and authority and interpretations by the Committee under the foregoing provision shall be final and binding on the holders of all Options and Awards.

15.	Release of Financial Information. A copy of the Company’s annual report to shareholders shall be delivered or made available to each Optionee and Grantee at the time such report is distributed to the Company’s shareholders. Upon request the Company shall furnish to each Optionee and Grantee a copy of its most recent annual report and each quarterly report and current report filed under the Exchange Act, since the end of the Company’s prior fiscal year.

16.	Termination and Amendment of the Plan. The Plan shall terminate on the day preceding the tenth anniversary of its effective date and no Option or Award may be granted thereafter. The Board may sooner terminate or amend the Plan at any time, and from time to time; provided, however, that, except as provided in Sections 13 and 14 hereof, no amendment shall be effective unless approved by the shareholders of the Company in accordance with applicable law and regulations at an annual or special meeting held within twelve months before or after the date of adoption of such amendment, where such amendment will:

(a) increase the number of Shares as to which Options or Awards may be granted under the Plan;

(b) change the class of persons eligible to participate in the Plan; or

(c) cause Options issued under the Plan to be repriced or to lower the exercise price of a previously granted Option.

Except as provided in Sections 13 and 14 hereof, rights and obligations under any Option or Award granted before any amendment of the Plan shall not be altered or impaired by such amendment, except with the consent of the Optionee or Grantee, as the case may be.

17.	Non-Exclusivity of the Plan. The adoption of the Plan by the Board shall not be construed as amending, modifying or rescinding any previously approved incentive arrangement or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

18.	Limitation of Liability. As illustrative of the limitations of liability of the Company, but not intended to be exhaustive thereof, nothing in the Plan shall be construed to:

(a) give any person any right to be granted an Option or Award other than at the sole discretion of the Committee;

(b) give any person any rights whatsoever with respect to Shares except as specifically provided in the Plan;

(c) limit in any way the right of the Company to terminate the employment of any person at any time; or

(d) be evidence of any agreement or understanding, expressed or implied, that the Company will employ any person in any particular position at any particular rate of compensation or for any particular period of time.

19.	Regulations and Other Approvals; Governing Law.

(a) This Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of New York without giving effect to the choice of law principles thereof, except to the extent that such law is preempted by federal law.

(b) The obligation of the Company to sell or deliver Shares with respect to Options and Awards granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

(c) The Plan is intended to comply with Rule 16b-3 promulgated under the Exchange Act and, with respect to the grant of Options, Section 162(m) of the Code (each as amended from time to time), and Section 409A of the Code, and the Committee shall interpret and administer the provisions of the Plan or any Agreement in a manner consistent therewith to the extent necessary. Any provisions inconsistent with such Rule or Section shall be inoperative but shall not affect the validity of the Plan or any grants thereunder.

(d) Except as otherwise provided in Section 16, the Board may make such changes as may be necessary or appropriate to comply with the rules and regulations of any government authority or to obtain for Eligible Employees granted Incentive Stock Options the tax benefits under the applicable provisions of the Code and regulations promulgated thereunder.

(e) Each Option and Award is subject to the requirement that, if at any time the Committee determines, in its absolute discretion, that the listing, registration or qualification of Shares issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Option or the issuance of Shares, no Options shall be granted or payment made or Shares issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions unacceptable to the Committee.

(f) In the event that the disposition of Shares acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act of 1933, as amended, and is not otherwise exempt from such registration, such Shares shall be restricted against transfer to the extent required by the Securities Act of 1933, as amended, or regulations thereunder, and the Committee may require any individual receiving Shares pursuant to the

Plan, as a condition precedent to receipt of such Shares (including upon exercise of an Option), to represent to the Company in writing that the Shares acquired by such individual are acquired for investment only and not with a view to distribution.

20.	Miscellaneous.

(a) Multiple Agreements. The terms of each Option or Award may differ from other Options or Awards granted under the Plan at the same time, or at some other time. The Committee may also grant more than one Option or Award to a given Eligible Employee during the term of the Plan, either in addition to, or in substitution for, one or more Options or Awards previously granted to that Eligible Employee. The grant of multiple Options and/or Awards may be evidenced by a single Agreement or multiple Agreements, as determined by the Committee.

(b) Withholding of Taxes. The Company shall have the right to deduct from any distribution of cash to any Optionee or Grantee an amount equal to the federal, state and local income taxes and other amounts required by law to be withheld with respect to any Option or Award. Notwithstanding anything to the contrary contained herein, if an Optionee or Grantee is entitled to receive Shares upon exercise of an Option or pursuant to an Award, the Company shall have the right to require such Optionee or Grantee, prior to the delivery of such Shares, to pay to the Company the amount of any federal, state or local income taxes and other amounts which the Company is required by law to withhold.

(c) Termination of Employment. For purposes of this Plan generally, members of the Company’s and its Subsidiaries’ boards of directors, consultants and advisors are treated and referred to as employees. Notwithstanding anything else herein to the contrary, if an Optionee who is a member of the board of directors, a consultant or advisor ceases to serve in such capacity for reasons other than death, then his right to exercise the Options will cease ninety (90) days following such cessation, provided that no Option may be exercised following the end of its fixed term, and further provided that if such an Optionee ceases to serve in that capacity because he voluntarily resigns from his directorship or from his engagement as a consultant or advisor, or because he is removed for cause by the shareholders of the Company or by the Board (in the case of a consultant or advisor), then all rights to exercise the Option shall terminate on the date when his service ceases. With respect to common law employees, unless otherwise provided, whether a termination of employment has occurred shall be determined in accordance with Section 409A of the Code and the guidance thereunder.

(d) Designation of Beneficiary. Each Optionee and Grantee may, with the consent of the Committee, designate a person or persons to receive in the event of his death, any Option or Award or any amount payable pursuant thereto, to which he would then be entitled. Such designation will be made upon forms supplied by and delivered to the Company and may be revoked in writing. If an Optionee or Grantee fails effectively to designate a beneficiary, then the beneficiary or beneficiaries named by the Optionee under the Company’s group term life insurance plan will be deemed to be the beneficiary. If no such designation exists, then the Optionee or Grantee’s estate shall be deemed the beneficiary.

(e) Issuance of Uncertificated Shares. The Company may issue Shares, or other securities into which Shares may have been converted under Sections 13 or 14 hereof, in uncertificated form. If the Company issues Shares or other securities in such form, the Company or the Committee shall have the authority, without the consent of any Optionee or Grantee, to take whatever actions are deemed appropriate or necessary, in the sole discretion of the Company or the Committee, to permit the issuance of uncertificated Shares or other securities with respect to any Option or Grant issued hereunder.

21.	Effective Date. The effective date of the Plan shall be the date of its adoption by the Board, subject only to the approval by the affirmative vote of a majority of the votes cast at a meeting of shareholders at which a quorum is present to be held within twelve (12) months of such adoption. No Options or Awards shall vest hereunder unless such Shareholder approval is obtained.